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                                                                    EXHIBIT 23.1

         CONSENT OF PRICEWATERHOUSECOOPERS LLP, INDEPENDENT ACCOUNTANTS


     We consent to the incorporation by reference in this registration statement on Form S-3 of our report dated April 8, 1999, on our audits of the consolidated financial statements and the consolidated financial statement schedule of Netegrity, Inc. as of December 31, 1998 and December 31, 1997 and for each of the three years in the period ended December 31, 1998 and 1997, and the nine-month transition period ended December 31, 1996. We also consent to the reference to our firm under the caption "Experts".







                                                    PricewaterhouseCoopers LLP





Boston, Massachusetts
April 8, 1999